UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) voted to increase the size of the Board from twelve persons to thirteen persons and to elect Michael J. Cave as a new director to fill the vacancy created by such increase, with such election effective that day. Mr. Cave will serve as a director with a term expiring at the Company’s 2013 annual meeting of shareholders.

At the same time, the Board appointed Mr. Cave to the Board’s Audit Committee and its Nominating and Corporate Governance Committee, which are the only committees of the Board to which he has been appointed to date.

Since 2010, Mr. Cave has served as a senior vice president of The Boeing Company (“Boeing”), the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft, and president of Boeing Capital Corp., a wholly owned Boeing subsidiary that is primarily responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products. Mr. Cave had served as senior vice president of business development and strategy for Boeing, as senior vice president/chief financial officer of Boeing Commercial Airplanes and as vice president, finance for Boeing Information, Space & Defense Systems from 1998 through 2010. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses.

The Company’s Director Compensation Policy is applicable to Mr. Cave as a non-employee director. In connection with Mr. Cave’s election to the Board, Mr. Cave will receive a pro rata portion of the current $100,000 annual retainer that the Company pays to non-employee directors and $20,000 annual retainer for serving as a member of the Audit Committee, as outlined in the Company’s Director Compensation Policy. At least 50% of the retainer will be paid in shares of the Company’s common stock and/or share units as required under the Company’s Board of Director and Senior Executive Stock Ownership Guidelines. In addition, Mr. Cave will receive a grant of 1910.9497 share units pursuant to the Company’s Director Stock Plan which is the amount of share units last granted to each of the outside directors under that plan, each share unit representing the value of one share of the Company’s common stock. Mr. Cave will receive this compensation following his first Board meeting as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: December 10, 2012	By:	/s/ Stephen W. Boettinger

Stephen W. Boettinger
Assistant Secretary